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                FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This First Amendment and Waiver ("Amendment") amends that certain Credit Agreement ("Agreement"), dated December 2, 1998, by and between Imperial Bank ("Bank") and Eco Soil Systems, Inc., a Nebraska Corporation, Aspen Consulting Companies, Inc., a Colorado Corporation, Turf Specialty, Inc., a Delaware Corporation, Eco Turf Products, Inc., a Delaware Corporation, Mitigation Services, Inc., a Delaware Corporation, Agricultural Supply, Inc., a Delaware Corporation, Benham Chemical Corporation, a Michigan Corporation, Turf Acquisition Sub, Inc., a Delaware Corporation, and Yuma Acquisition Sub, Inc., a Delaware Corporation (collectively, "Borrower") and waives certain covenant breaches in the Agreement as follows:

I.    Borrower is in default of the following sections of the Agreement:

      4.05(a) MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each month, a consolidated balance sheet, profit and loss statement and reconcilation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower.

      Borrower is currently past due for the January 31, 1999 monthly financial statement.

      4.06 MODIFIED QUICK RATIO. Maintain at all times a consolidated minimum ratio of total accounts receivable divided by total Trading Liabilities (meaning the total of Revolving Loans, accounts payable and accrued liabilities) of .85 to 1.00.

      The modified quick ratio as of December 31, 1998 was approximately .63:1.00 which is below the minimum.

      4.07 TRADING CAPITAL. Maintain at all times consolidated Trading Capital (meaning total accounts receivable and inventory minus total Trading Liabilities as defined in section 4.06) of not less than fifteen million dollars ($15,000,000).

      The trading capital as of December 31, 1998 was approximately $12,503,000 which is below the minimum.

      4.08 EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated Effective Tangible Net Worth (defined as (a) stockholder's equity (including without limitation preferred stock) less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates plus (b) subordinated debt including, without limitation, the $15,000,000.00 offering of senior subordinated notes with detachable warrants offered pursuant to the Note and Warrant Purchase Agreement and the Common Stock Purchase Warrant, each dated as of August 25, 1998) of not less than thirty-six million dollars ($36,000,000).

      The Effective Tangible Net Worth as of December 31, 1998 was approximately $29,752,000 which is below the minimum.

      4.09 TOTAL LIABILITIES TO EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated ratio of total liabilities to Effective Tangible Net Worth (as defined in section 4.08) of not greater than .75 to 1.00.

      The ratio of total liabilities to Effective Tangible Net Worth as of December 31, 1998 was approximately .79:1.00 which is above the maximum.

      4.10 PROFITABILITY. Maintain on a consolidated basis, profitable operations (meaning a net profit after taxes) of at least one dollar ($1) on an annual (calendar year) basis.

      Profitable operations as of December 31, 1998 was a negative value which is below the minimum.

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ECO SOIL SYSTEMS INC.
AMENDMENT NO. 1
PAGE 2


      5.06 LOSSES. Incur losses in the first quarter of fiscal 1999 (ended March 31) of greater than two million five hundred thousand dollars ($2,500,000) or incur quarterly losses in excess of one dollar ($1) in any two consecutive calendar quarters.

      Quarterly losses as of 4th quarter ending December 31, 1998 were approximately $12,170,000 and 1st quarter losses ending March 31, 1999 are anticipated to be approximately $2,675,000 which together are a violation of this covenant.

2. Bank hereby waives the aforementioned covenant defaults for the periods ending December 31, 1998 and March 31, 1999 only. The waiver contained herein is specific as to contents and time as shall not be construed as waiving any other past, presently existing or future noncompliance with any covenant of the Agreement and in no way affects any rights and remedies that Bank may have with respect to any other noncompliance with any other covenant of the Agreement.

3. Section 4.05(a) of the Agreement is hereby amended to read in its entirety as follows:

      "MONTHLY FINANCIAL STATEMENT. As soon as available, and in any event within thirty (30) days after the close of each month, a consolidated balance sheet, profit and loss statement and reconcilation of Borrower's capital balance accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and reasonably acceptable to Bank, in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower."

4. Section 4.06 of the Agreement is hereby amended to read in its entirety as follows:

      "MODIFIED QUICK RATIO. Maintain at all times a consolidated minimum ratio of total accounts receivable divided by total Trading Liabilities (meaning the total of Revolving Loans, accounts payable and accrued liabilities) of .55 to 1.00."

5. Section 4.07 of the Agreement is hereby amended to read in its entirety as follows:

      "WORKING CAPITAL. Maintain at all times consolidated Working Capital of not less than eleven million five hundred thousand dollars
      ($11,500,000)."

6. Section 4.08 of the Agreement is hereby amended to read in its entirety as follows:

      "EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated Effective Tangible Net Worth (defined as (a) stockholder's equity (including without limitation preferred stock) less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates plus (b) subordinated debt including, without limitation, the $15,000,000.00 offering of senior subordinated notes with detachable warrants offered pursuant to the Note and Warrant Purchase Agreement and the Common Stock Purchase Warrant, each dated as of August 25, 1998) of not less than twenty-seven million two hundred fifty thousand dollars ($27,250,000)."

7. Section 4.09 of the Agreement is hereby amended to read in its entirety as follows:

      "TOTAL LIABILITIES TO EFFECTIVE TANGIBLE NET WORTH. Maintain at all times a consolidated ratio of total liabilities to Effective Tangible Net Worth (as defined in section 4.08) of not greater than 1.25 to 1.00"

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ECO SOIL SYSTEMS INC.
AMENDMENT NO. 1
PAGE 3


8. Section 4.10 of the Agreement is hereby amended to read in its entirety as follows:

      "Maintain, at all times, from June 30, 1999, through December 31, 1999, on a consolidated basis, year to date profitability of at least one dollar ($1.00)."

9. A new Section 5.07 is hereby added to the agreement to read in its entirety as follows:

      "PREPAYMENT ON DEBT. Make any principal prepayments on any of Borrower's obligations, including but not limited to the $15,000,000.00 offering of senior subordinated notes with detachable warrants offered pursuant to the Note and Warrant Purchase Agreement and the Common Stock Purchase Warrant, each dated as of August 25, 1998."

10. A new Section 6.11 is hereby added to the Agreement to read in its entirety as follows:

      "LOAN RESTRUCTURE. Failure of Borrower to complete, by April 16, 1999, documentation to replace the Revolving Line of Credit with a formula-based accounts receivable inventory line of credit with a 75% advance rate on eligible accounts receivable and a 35% advance rate on eligible inventory, with advances thereunder bearing interest at the one percent (1.00%) in excess of the Prime Rate and with Borrower required to submit a monthly borrowing base certificate along with accounts receivable and accounts payable agings and an inventory certificate in form acceptable to Bank. This restructuring shall include establishment of a lock box service with Bank and appropriate notices to Borrower's account debtors regarding lock box payments."

11. Except as provided above, the Agreement remains unchanged and the parties hereby confirm that the Agreement as herein amended is in full force and effect.

12. This Amendment is effective as of March 31, 1999, and upon (i) Borrower's payment to Bank of a waiver fee in the amount of $25,000 and (ii) Bank's receipt of a fully executed waiver, satisfactory to Bank of any Event of Default or Potential Event of Default (all as defined therein) under Borrower's 12.00% Senior Subordinated Note due 2003, and the parties hereby confirm that the Agreement as amended is in full force and effect.


ECO SOIL SYSTEMS, INC.
"Borrower"



By:  /s/ William B. Adams
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Title:  CEO
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IMPERIAL BANK
"Bank"


By:  /s/ Peter M. Drees
    ----------------------------

Title: Assistant Vice President
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